UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    April 6, 2008

PSPP HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

                  Nevada                                   000-24723                             88-0393257

(State or Other Jurisdiction     (Commission file Number)       (IRS Employer

          of  Incorporation)                                                                Identification No.)

  3435 Ocean Boulevard, Santa Monica, California                                  90405

(Address of Principal Executive Offices)                                             (Zip Code)

Registrant’s telephone number, including area code (310) 207-9745

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8

Other Events

Item 8.01

Other Events

On February 12, 2008, Airport Road Associates One, LLC (“Airport LLC”), the then controlling stockholder of PSPP Holdings, Inc. (the “registrant”), entered into a Stock Purchase Agreement with East Coast Realty Ventures, LLC (“ECRV”), pursuant to which ECRV acquired from Airport LLC (a) 900,000 shares of the registrant’s Series A Preferred Stock (the “Series A Shares”) and (b) 25,865,000 shares of the registrant’s common stock in consideration of a cash payment of $153,750 from ECRV and the assumption by ECRV of $500,000 owed by Airport LLC to certain persons who previously controlled the registrant.  The Stock Purchase Agreement between Airport LLC and ECRV was attached to the Form 8-K filed on March 20, 2008 and both the Form 8-K and the Stock Purchase Agreement are hereby incorporated by reference.

On April 6, 2008, Airport, LLC and ECRV entered into a First Amendment to Stock Purchase Agreement amending the Stock Purchase Agreement.  Airport, LLC and ECRV mutually agreed that certain terms of the Stock Purchase Agreement were not in their individual or collective best interests.  Therefore, pursuant to the First Amendment to Stock Purchase Agreement, estimates of ECRV’s financial condition and assets, anti-dilution rights of Airport, LLC, and the equity position of Airport, LLC was amended and clarified.

Item 9.01 – Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibits are furnished as part of this Report:

Exhibit Number	Description
10.1	First Amendment to Stock Purchase Agreement, Common & Preferred Stock, dated April 6, 2008 by and between Airport Road Associates One, LLC and East Coast Realty Ventures, LLC

 Exhibit 10.1

FIRST AMENDMENT

TO

STOCK PURCHASE AGREEMENT

COMMON & PREFERRED STOCK

THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (this “First Amendment”) is entered into this 6th day of April, 2008 by and between Airport Road Associates One, LLC (the "Seller") and East Coast Realty Ventures, LLC (the “Buyer”).

RECITALS

WHEREAS, the Parties entered into a certain Stock Purchase Agreement, Common & Preferred Stock (the “Purchase Agreement”), on February 12, 2008 whereby the Buyer purchased a controlling interest in PSPP Holdings, Inc. (hereinafter the “Company”) from the Seller; and

WHEREAS, certain figures regarding the finances of the Buyer were included in the Purchase Agreement and such figures were broad estimates only and not intended to accurately reflect the financial picture of the Buyer.  The parties desire to remove all figures from the Purchase Agreement until such time as the audits of the Buyer are completed and accurate figures will be available; and

WHEREAS, although the Purchase Agreement provides that Aiport would be protected with certain anti-dilution rights, the Parties have agreed that it is not in the best interest of either party to include such rights and therefore such rights shall be removed from the Purchase Agreement; and

WHEREAS, although the Purchase Agreement includes certain identified assets of the Buyer that were to be included in the assets to be merged into the Company, the Parties have agreed that the language identifying the specific assets will be removed form the Purchase Agreement and further that the specific assets to be included will be identified at the conclusion of the merger between the Buyer and the Company; and

WHEREAS, this First Amendment is entered into to amend the preceding aspects of the Purchase Agreement with no other provisions being altered or amended.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

Section 1.

RECITALS.  The above recitals are incorporated herein as part of this First Amendment.

Section 2.

AMENDMENTS.  The Purchase Agreement shall be amended as follows:

(a) Section 4.2 of the Purchase Agreement entitled “EAST COAST REALTY VENTURES, LLC” shall be deleted in its entirety.

(b) Section 4.5 of the Purchase Agreement entitled “ANTI-DILUTION OF SELLER WITH RESPECT TO BUYER” shall be deleted in its entirety.

(c) Section 1.3(d) of the Purchase Agreement shall be deleted and replaced with the following:

“(d) Buyer shall, before the execution of a business combination between Buyer and the Company, issue to the Seller a twenty percent (20%) equity position with ECRV and any entities to be combined with the Company with the rights and responsibilities of such twenty percent (20%) equity position to be agreed upon by the Buyer and Seller in a mutually agreeable partnership agreement;”

(d) All other provisions of the Purchase Agreement shall remain in full force and effect.

Section 3.

The Parties hereby ratify and confirm all other provisions of the Purchase Agreement except as any part of it is revoked or modified by this First Amendment to Stock Purchase Agreement.  To the extent that there is any conflict between the terms of the Purchase Agreement and this Amendment, this Amendment shall control.

IN WITNESS WHEREOF, the Parties have affixed their seal as of the date first mentioned above.

SELLER:

BUYER:

AIRPORT ROAD ASSOCIATES ONE, LLC

EAST COAST REALTY VENTURES, LLC

\s\ Teresa Palumbo

\s\ Frederic Richardson

By:

Teresa Palumbo,

By:

Frederic Richardson,

Managing Member

President

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 8th  day of April 2008.

PSPP HOLDINGS, INC.

By:

/s/Teresa Palumbo

Name:  Teresa Palumbo

Title:

President

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